Exhibit 99.1

April 30, 2014	For More Information Contact:
Mark D. Curtis, EVP, CFO and Treasurer
(516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES
5.6% INCREASE IN NET INCOME FOR THE FIRST QUARTER OF 2014

Glen Head, New York, April 30, 2014 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported net income and earnings per share for the first quarter of 2014 of $6.0 million and $.64, respectively, representing increases over the same quarter last year of 5.6% and 3.2%, respectively.  Compared to the fourth quarter of 2013, net income is up $782,000, or 15.1%, and earnings per share are up $.08, or 14.3%, primarily because of a decrease in the provision for loan losses of $1.2 million.  Dividends per share were $.26 for the first quarter of 2014, or 4.0% more than the $.25 per share declared in the same quarter last year.  Returns on average assets (ROA) and average equity (ROE) for the first quarter of 2014 were 1.01% and 11.36%, respectively, versus 1.09% and 11.10%, respectively, for the first quarter of 2013. Book value per share increased by 5%, or from $22.59 at year-end 2013 to $23.72 at the close of the current quarter.  The credit quality of the Bank’s loan portfolio remains excellent, and management intends to continue taking advantage of lending and branching opportunities in the Bank’s marketplace.

Analysis of First Quarter Earnings

Net income increased by $318,000 when comparing the first three months of 2014 to the same period last year.  The increase is primarily attributable to increases in net interest income and noninterest income of $925,000 and $173,000, respectively.  Partially offsetting these items were increases in noninterest expense and income tax expense of $410,000 and $237,000, respectively, and a decrease of $133,000 in the credit provision for loan losses.

Although intermediate and long-term interest rates were significantly higher in the first quarter of 2014 than the same quarter last year, they are still relatively low.  In this sustained low interest rate environment, despite significant growth quarter-over-quarter in the average balances of loans and noninterest-bearing checking deposits of 29.2% and 18.3%, respectively, net interest income only increased by 6.1%, or $925,000.  In addition, net interest margin declined by 26 basis points from 3.31% in the first quarter of 2013 to 3.05% for the current quarter.  A low interest rate environment exerts downward pressure on net interest income and net interest margin primarily because: (1) the benefit of no cost funding in the form of noninterest-bearing checking deposits and capital is reduced; (2) cash received from payments and prepayments of higher yielding loans and securities may be used to originate or purchase lower yielding loans and securities; (3) some loans prepay in full resulting in the immediate writeoff of deferred costs while the rates on other loans are modified downward; and (4) prepayment speeds on mortgage securities can be relatively high, thereby necessitating the faster amortization of purchase premiums.

Average interest-earning assets increased by $299.9 million, or 14.8%, when comparing the first quarter of 2014 to the same quarter last year.  The increase is primarily comprised of increases in the average balances of loans of $334.5 million, or 29.2%, and nontaxable securities of $16.1 million, or 4.3%, as partially offset by a decrease in the average balance of taxable securities of $55.8 million, or 11.2%.  From a yield perspective, the shift from taxable securities to loans and nontaxable securities partially mitigated the negative impact on net interest margin of the persistently low interest rate environment.  Loan growth, to the extent not funded by the decline in taxable securities, was funded by growth in the average balances of long-term borrowings of $147.4 million, or 101.7%, noninterest-bearing checking deposits of $94.0 million, or 18.3%, and interest-bearing deposits of $81.9 million, or 7.2%. The $147.4 million increase in long-term borrowings together with a quarter-over-quarter increase in the average balance of time deposits of $28.6 million, or 11.3%, resulted from management’s desire to better match the duration of the Bank’s assets and liabilities and thereby hedge against an eventual increase in interest rates.

The Bank’s continued ability to grow loans is attributable to a variety of factors including, among others, competitive pricing, targeted solicitation efforts, advertising campaigns, and broker relationships for both residential and multifamily commercial mortgages.  The Bank’s continued ability to grow deposits is attributable to, among other things, continued expansion of the Bank’s branch distribution system, targeted solicitation of local commercial businesses and municipalities, new and expanded lending relationships and the Bank’s positive reputation in its marketplace.

The $173,000 increase in noninterest income for the first three months of 2014 versus the same period last year is largely attributable to increases in service charges on deposit accounts of $94,000, or 13.3%, Investment Management Division income of $89,000, or 21.7%, and net gains on sales of securities of $65,000.  Partially offsetting these items was a decrease of $75,000 in other noninterest income due primarily to the fact that the first quarter of 2013 included a real estate tax refund of $73,000.  The increase in Investment Management Division income resulted from appreciation in the market value of assets under management and new business.

The $410,000 increase in noninterest expense is comprised of increases in salaries of $229,000, or 5.5%, occupancy and equipment expense of $239,000, or 12.0%, and other noninterest expense of $141,000, or 6.5%, partially offset by a decrease in employee benefits expense of $199,000, or 14.1%. The increase in salaries is primarily due to higher stock-based compensation expense, normal annual salary adjustments and additions to staff in the back office.  The increase in occupancy and equipment expense is largely due to increases in general maintenance and repairs expense, snow removal costs and the cost of servicing equipment.  The increase in other noninterest expense includes an increase in marketing expense and a growth-related increase in FDIC insurance expense.  The decrease in employee benefits expense is largely attributable to a decrease in pension expense, partially offset by an increase in incentive compensation cost.  Pension expense declined as a result of changing market conditions which resulted in favorable performance of plan assets and a decrease in the discounted value of the plan’s benefit obligation.  Management continues to maintain a strong focus on expense control measures and enhancements in operating efficiency.

Asset Quality

The Bank’s allowance for loan losses to total loans (reserve coverage ratio) decreased by 3 basis points from 1.41% at year-end 2013 to 1.38% at the close of the current quarter.  The decrease is primarily due to a change in management’s estimate of the impact of current economic conditions on the required allowance for loan losses and a decrease in specific reserves on loans individually deemed to be impaired.  The $59,000 credit provision for loan losses in the first quarter of 2014 is primarily attributable to the reduction in the reserve coverage ratio, as partially offset by net chargeoffs and growth in the loan portfolio.

The Bank’s reserve coverage ratio also decreased by 3 basis points during the first quarter of 2013, or from 1.62% at year-end 2012 to 1.59% at March 31, 2013.  The decrease is primarily due to a reduction in historical loss rates and net recoveries on loans previously charged off.  The $192,000 credit provision for loan losses in the first quarter of 2013 was primarily attributable to the reduction in the reserve coverage ratio, as partially offset by growth in the loan portfolio and an increase in specific reserves on loans individually deemed to be impaired.

The credit quality of the Bank’s loan portfolio remains excellent.  Nonaccruing loans, including loans held-for-sale, amounted to $2.1 million, or .14% of total loans outstanding, at March 31, 2014, compared to $4.5 million, or .30% of total loans outstanding at December 31, 2013.  Troubled debt restructurings declined by $933,000 during the quarter to $2.2 million at March 31, 2014.  Of this amount, $532,000 are performing in accordance with their modified terms and $1.6 million are nonaccrual and included in the aforementioned amount of nonaccrual loans.  The decrease in nonaccrual loans largely resulted from the sale of one held-for-sale loan for its carrying value of $900,000 and the restoration of one loan to an accruing status.  The decrease in troubled debt restructurings largely resulted from the disposition of the loan held-for-sale.  Loans past due 30 through 89 days at March 31, 2014 amounted to $1.6 million, or .11% of total loans outstanding.

The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, with 82% of these securities being full faith and credit obligations of the U.S. government and the balance being obligations of U.S. government sponsored entities.  The remainder of the Bank’s securities portfolio principally consists of high quality, general obligation municipal securities rated AA or better by major rating agencies.  In selecting municipal securities for purchase, the Bank uses credit agency ratings for screening purposes only and then performs its own credit analysis.  On an ongoing basis, the Bank periodically assesses the credit strength of the municipal securities in its portfolio and makes decisions to hold or sell based on such assessments.

Capital

The Corporation’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 8.79%, 16.13% and 17.39%, respectively, at March 31, 2014.  The strength of the Corporation’s balance sheet from both a capital and asset quality perspective positions the Corporation for continued growth in a measured and disciplined fashion.

Key Strategic Initiatives

Key strategic initiatives will continue to include loan and deposit growth through effective relationship management, targeted solicitation efforts, new product offerings and continued expansion of the Bank’s branch distribution system.  Additionally, with respect to loan growth, the Bank will continue to develop its existing broker and correspondent relationships.  All loans originated through such relationships are underwritten by Bank personnel. The Bank expects to open branches in Oceanside and Manhasset, Long Island by the third quarter of 2014 and in Greenlawn, Long Island during the first quarter of 2015.  Management is continuing its ongoing evaluation of additional sites for future branch expansion.

Challenges We Face

Although intermediate and long-term interest rates are significantly higher than they were one year ago, they are still relatively low and could remain so for the foreseeable future.  In addition, there is significant price competition for loans in the Bank’s marketplace and there is little room for the Bank to further reduce its deposit rates.  The persistence of these factors could result in a decline in net interest margin from its current level.  If that were to occur, and management is unable to offset the resulting negative impact by increasing the volume of the Bank’s interest-earning assets, effecting a favorable change in the mix of the Bank’s interest-earning assets or interest-bearing liabilities, reducing expenses or the employment of other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment and underemployment, the erosion of household disposable income, foreclosures and commercial vacancies.  Although economic conditions seem to be improving, these factors still present meaningful threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on required capital levels and the cost of doing business.

BALANCE SHEET INFORMATION
(Unaudited)

	3/31/14	12/31/13
	(dollars in thousands, except
	share and per share data)

Total Assets	$2,407,115	$2,399,892

Loans:
Commercial and industrial	69,700	71,818
Secured by real estate:
Commercial mortgages	713,088	716,011
Residential mortgages	621,813	605,343
Home equity lines	77,610	77,581
Consumer	6,472	7,184
	1,488,683	1,477,937
Allowance for loan losses	(20,555)	(20,848)
	1,468,128	1,457,089
Investment Securities:
State and municipals	397,256	384,521
Pass-through mortgage securities	148,389	153,696
Collateralized mortgage obligations	259,615	278,680
	805,260	816,897
Deposits:
Checking	632,839	599,114
Savings, NOW and money market	933,514	917,974
Time, $100,000 and over	192,464	173,379
Time, other	109,187	91,661
	1,868,004	1,782,128

Borrowed Funds	304,778	395,463

Stockholders' Equity	218,062	206,556

Share and Per Share Data:
Common Shares Outstanding at Period End	9,193,251	9,141,767
Book Value Per Share	$23.72	$22.59
Tangible Book Value Per Share	$23.70	$22.57

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	3/31/14	3/31/13
	(dollars in thousands, except
	share and per share data)
Interest and dividend income:
Loans	$14,059	$12,332
Investment securities:
Taxable	2,372	2,629
Nontaxable	3,261	3,158
	19,692	18,119
Interest expense:
Savings, NOW and money market deposits	493	609
Time deposits	1,417	1,282
Short-term borrowings	50	67
Long-term debt	1,637	991
	3,597	2,949
Net interest income	16,095	15,170
Provision for loan losses (credit)	(59)	(192)
Net interest income after provision for loan losses (credit)	16,154	15,362

Noninterest income:
Investment Management Division income	500	411
Service charges on deposit accounts	803	709
Net gains on sales of securities	69	4
Other	475	550
	1,847	1,674
Noninterest expense:
Salaries	4,430	4,201
Employee benefits	1,213	1,412
Occupancy and equipment	2,237	1,998
Other	2,310	2,169
	10,190	9,780

Income before income taxes	7,811	7,256
Income tax expense	1,854	1,617
Net Income	$5,957	$5,639

Share and Per Share Data:
Weighted Average Common & Common Equivalent Shares	9,263,506	9,108,336
Basic EPS	$.65	$.62
Diluted EPS	$.64	$.62
Cash Dividends Declared	$.26	$.25

FINANCIAL RATIOS
(Unaudited)

ROA	1.01%	1.09%
ROE	11.36%	11.10%
Net Interest Margin	3.05%	3.31%
Dividend Payout Ratio	40.63%	40.32%

PROBLEM AND POTENTIAL PROBLEM LOANS AND ASSETS
 (Unaudited)

	3/31/14		12/31/13
	(dollars in thousands)

Loans, excluding troubled debt restructurings:
Past due 30 through 89 days	$1,623		$184
Past due 90 days or more and still accruing	-		-
Nonaccrual (including $400,000 of loans held-for-sale at 3/31/14)	453		1,948
	2,076		2,132
Troubled debt restructurings:
Performing according to their modified terms	532		541
Past due 30 through 89 days	-		-
Past due 90 days or more and still accruing	-		-
Nonaccrual (including a $900,000 loan held-for-sale at 12/31/13)	1,624		2,548
	2,156		3,089
Total past due, nonaccrual and restructured loans:
Restructured and performing according to their modified terms	532		541
Past due 30 through 89 days	1,623		184
Past due 90 days or more and still accruing	-		-
Nonaccrual	2,077		4,496
	4,232		5,221
Other real estate owned	-		-
	$4,232		$5,221

Allowance for loan losses	$20,555		$20,848
Allowance for loan losses as a percentage of total loans	1.38%		1.41%
Allowance for loan losses as a multiple of nonaccrual loans	9.9	x	4.6	x

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited)

	Three Months Ended March 31,
	2014			2013
	Average	Interest/	Average	Average	Interest/	Average
	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets	(dollars in thousands)
Interest-bearing bank balances	$16,338	$8	.20%	$11,274	$6	.22%
Investment Securities:
Taxable	440,186	2,364	2.15	495,964	2,623	2.12
Nontaxable (1)	390,913	4,941	5.06	374,766	4,785	5.11
Loans (1) (2)	1,481,098	14,063	3.80	1,146,630	12,338	4.31
Total interest-earning assets	2,328,535	21,376	3.67	2,028,634	19,752	3.90
Allowance for loan losses	(21,197)			(18,982)
Net interest-earning assets	2,307,338			2,009,652
Cash and due from banks	26,885			28,284
Premises and equipment, net	25,098			24,690
Other assets	42,746			36,061
	$2,402,067			$2,098,687

Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$931,416	493	.21	$878,125	609	.28
Time deposits	282,362	1,417	2.04	253,761	1,282	2.05
Total interest-bearing deposits	1,213,778	1,910	.64	1,131,886	1,891	.68
Short-term borrowings	58,129	50	.35	80,420	67	.34
Long-term debt	292,444	1,637	2.27	145,000	991	2.77
Total interest-bearing liabilities	1,564,351	3,597	.93	1,357,306	2,949	.88
Checking deposits	608,138			514,177
Other liabilities	16,929			21,122
	2,189,418			1,892,605
Stockholders' equity	212,649			206,082
	$2,402,067			$2,098,687

Net interest income (1)		$17,779			$16,803
Net interest spread (1)			2.74%			3.02%
Net interest margin (1)			3.05%			3.31%

(1)
Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented, based on  a Federal income tax rate of 34%.

(2)	For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements.  Factors that could cause future results to vary from current management expectations include, but are not limited to, changing economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in interest rates; deposit flows and the cost of funds; demands for loan products; competition; changes in management’s business strategies; changes in accounting principles, policies or guidelines; changes in real estate values; and other factors discussed in the “risk factors” sections of Corporation’s filings with the Securities and Exchange Commission.  The forward-looking statements are made as of the date of this report, and the Corporation assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

For more detailed financial information please see the Corporation’s quarterly report on Form 10-Q for the quarter ended March 31, 2014.  The Form 10-Q will be available through the Bank’s website at www.fnbli.com on or about May 12, 2014, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.